AMENDMENT TO PARTICIPATION AGREEMENT

This amendment to the Participation Agreement (“Amendment”) is effective as of 31st day of March, 2025 and amendment the Participation Agreement between THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK (the “Company” ) and FIDELITY DISTRIBUTORS COMPANY LLC (the “Underwriter”) dated March 7, 2025 (the “Agreement”).

WHEREAS, pursuant to the terms of the Agreement, Company and Underwriter may amend the Schedule A of the Agreement by written mutual consent,

WHEREAS, Company and Underwriter desire to amend Schedule A of the Agreement via this Amendment,

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, Company and Underwriter agree as follows:

1.	Schedule A to the Agreement shall be deleted in its entirety and replaced with the Schedule A attached hereto.
2.	Except as specifically provided herein, all other provisions of the Agreement shall remain in full force and effect

IN WITNESS WHEREOF, Company and Underwriter have executed this Amendment as of the date first written above.

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK

By:	/s/ Barbara Rayll
Name:	Barbara Rayll
Title:	Vice President, Business Case Development

FIDELITY DISTRIBUTORS COMPANY LLC

By:	/s/ Robert Bachman
Name:	Robert Bachman
Title:	EVP
Date:	4/1/2025 | 09:42:53 AM EDT

SCHEDULE A

Funds/Portfolios Covered by the Agreement

Fund/Portfolio Name	Symbol
Fidelity® 500 Index	FXAIX
Fidelity® Mid Cap Index	FSMDX
Fidelity® Small Cap Index	FSSNX
Fidelity® Total International Index	FTIHX
Fidelity® US Bond Index	FXNAX
Fidelity® Inflation Protected Bond Index	FIPDX

Name and Formation Date of Applicable Separate Account

USL Separate Account RS

Established on June 14, 2024 under New York Insurance law

Name(s) of Annuity Contracts Offered by the Company

Annuity Name	Series	1933 Act No.
Portfolio Director NY	1.00 – 12.00	333-283464
Portfolio Director NY	1.20 – 12.20	333-283465
Portfolio Director NY	1.40 – 12.40	333-283466
Portfolio Director NY	1.60 – 12.60	333-283467
Portfolio Director NY	1.80 – 12.80	333-283468
Portfolio Director® NY SP	11.80	333-283470